Kroger

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q3 2021

Cousins Properties	1	Q3 2021 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2020, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets or changes in existing market concentrations; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, Dallas, and Nashville where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of a public health crisis on our operations and our tenants; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general, including proposed tax legislation by the Biden administration; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	2	Q3 2021 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS THIRD QUARTER 2021 RESULTS
Raises 2021 FFO Guidance

ATLANTA (October 28, 2021) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2021.
“Leasing volume, at almost 600,000 square feet, continued to accelerate during the third quarter with 84% of the leases signed representing new and expansion space. In addition, cash net rents on these new leases were 23% higher than the leases they replaced, the largest increase for this important metric in nearly six years,” said Colin Connolly, president and chief executive officer of Cousins Properties. "Looking forward, demand for new, efficient, and highly-amenitized office space in our Sun Belt markets continues to accelerate, and we have assembled a portfolio that is in a terrific position to meet this demand."

Financial Results
For third quarter 2021:
•Net income available to common stockholders was $54.0 million, or $0.36 per share, compared to $28.1 million, or $0.19 per share, for third quarter 2020.
•Funds From Operations ("FFO") was $102.4 million, or $0.69 per share, compared to $102.0 million, or $0.69 per share, for third quarter 2020.
For nine months ended September 30, 2021:
•Net income available to common stockholders was $111.3 million, or $0.75 per share, compared to $226.2 million, or $1.52 per share, for nine months ended September 30, 2020.
•FFO was $306.4 million, or $2.06 per share, compared to $312.7 million, or $2.10 per share, for nine months ended September 30, 2020.

Operations & Leasing Activity
For third quarter 2021:
•Same property net operating income on a cash-basis increased 3.6%.
•Second generation net rent per square foot on a cash-basis increased 23.1%.
•Executed 597,000 square feet of office leases, including 503,000 square feet of new and expansion leases representing 84% of total leasing activity.
For nine months ended September 30, 2021:
•Same property net operating income on cash-basis increased 3.5%.
•Second generation net rent per square foot on a cash-basis increased 16.8%.
•Executed 1.4 million square feet of office leases, including 944,000 square feet of new and expansion leases representing 70% of total leasing activity.

Cousins Properties	3	Q3 2021 Supplemental Information

EARNINGS RELEASE

Investment and Financing Activity
•Acquired 725 Ponce, a 372,000 square foot office property in Atlanta, GA, for a gross price of $300.2 million.
•Entered into a 50/50 joint venture, with an initial contribution of $4.0 million, which owns the 715 Ponce land parcel adjacent to the 725 Ponce property.
•Entered into a 50/50 joint venture to develop Neuhoff, a mixed-use project in Nashville, TN, which will include 447,000 square feet of office and retail space as well as 542 multi-family units, for an estimated investment of $281.3 million at our share.
•Closed on a construction loan that provides for up to $156.4 million of funding at our share for the Neuhoff mixed-use project.
•Sold One South at the Plaza, an 891,000 square foot office property in Charlotte, NC, for a gross price of $271.5 million.
•Sold our 50% investment in Dimensional Place, a 281,000 square foot office property in Charlotte, NC, for a gross price of $60.8 million.
•Sold a land parcel adjacent to our 100 Mill office development in Phoenix, AZ to a hotel developer for a gross price of $6.4 million.
•Subsequent to quarter end, acquired Heights Union, a 294,000 square foot office property in Tampa, FL, for a gross price of $144.8 million.

Earnings Guidance
The Company has raised and narrowed its 2021 net income guidance to $0.91 to $0.95 per share from $0.73 to $0.81 per share primarily driven by gains on asset sales in the third quarter. The Company has also raised and narrowed its 2021 FFO guidance to $2.73 to $2.77 per share from $2.70 to $2.78 per share, increasing the midpoint to $2.75 from $2.74 per share. This guidance incorporates all of the transactions included in this earnings release. There are no other dispositions, acquisitions, or development starts included in this guidance.
The above guidance reflects management’s current plans and assumptions as of the date of this report, including those related to the pace and strength of recovery from the COVID-19 pandemic, and it is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, October 29, 2021 to discuss the results of the quarter ended September 30, 2021. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Third Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10160757. The playback can also be accessed on the Company's website.

Cousins Properties	4	Q3 2021 Supplemental Information

COMPANY INFORMATION

THE COMPANY

Cousins Properties is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Investments and Managing Director - Atlanta	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel and Corporate Secretary	Senior Vice President and Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street	President and Chief Executive Officer of R.D. Stone Interests
COMPANY INFORMATION / EQUITY COVERAGE(1)

Corporate Headquarters	Transfer Agent	BofA Securities	RW Baird	Wells Fargo	Barclays
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	American Stock Transfer & Trust Company LLC astfinancial.com 800.937.5449	James Feldman 646.855.5808	David Rodgers 216.737.7341	Blaine Heck 443.263.6529	Anthony Powell 212.526.8768

Investor Relations	Stock Exchange	Green Street Advisors	J.P. Morgan	Truist Securities
Roni Imbeaux Vice President, Finance and Investor Relations rimbeaux@cousins.com 404.407.1104	NYSE: CUZ	Daniel Ismail 949.640.8780	Anthony Paolone 212.622.6682	Michael Lewis 212.319.5659

(1) Cousins Properties is covered by the research analysts listed above. Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins, does not, by its reference above or distribution, imply its endorsement of or concurrence with such information, conclusions, or recommendations.

Cousins Properties	5	Q3 2021 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $854,770 and $803,073 in 2021 and 2020, respectively	$6,191,205	$6,232,546
Projects under development	136,123	57,389
Land	150,766	162,406
	6,478,094	6,452,341

Real estate assets and other assets held for sale, net	—	125,746
Cash and cash equivalents	5,532	4,290
Restricted cash	1,236	1,848
Accounts receivable	13,205	20,248
Deferred rents receivable	152,278	138,341
Investment in unconsolidated joint ventures	111,351	125,481
Intangible assets, net	158,189	189,164
Other assets	57,479	49,939
Total assets	$6,977,364	$7,107,398
Liabilities:
Notes payable	$2,047,599	$2,162,719
Accounts payable and accrued expenses	203,627	186,267
Deferred income	76,475	62,319
Intangible liabilities, net	56,521	69,846
Other liabilities	115,600	118,103
Liabilities of real estate assets held for sale, net	—	12,606
Total liabilities	2,499,822	2,611,860
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 151,272,969 and 151,149,289 shares issued and outstanding in 2021 and 2020, respectively	151,273	151,149
Additional paid-in capital	5,547,808	5,542,762
Treasury stock at cost, 2,584,933 shares in 2021 and 2020	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,105,516)	(1,078,304)
Total stockholders' investment	4,445,092	4,467,134
Nonredeemable noncontrolling interests	32,450	28,404
Total equity	4,477,542	4,495,538
Total liabilities and equity	$6,977,364	$7,107,398

Cousins Properties	6	Q3 2021 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Rental property revenues	$185,515	$179,024	$552,088	$543,252
Fee income	3,094	4,350	12,426	13,772
Other	123	6	405	169
	188,732	183,380	564,919	557,193
Expenses:
Rental property operating expenses	65,354	62,844	195,465	189,003
Reimbursed expenses	383	373	1,149	1,216
General and administrative expenses	7,968	5,658	22,014	19,853
Interest expense	16,709	15,058	50,573	44,955
Depreciation and amortization	72,073	71,498	214,399	215,980
Transaction costs	—	—	—	428
Other	421	723	1,835	1,841
	162,908	156,154	485,435	473,276

Income from unconsolidated joint ventures	2,128	1,611	5,826	6,751
Gain (loss) on sales of investments in unconsolidated joint ventures	13,121	(59)	13,160	45,940
Gain (loss) on investment property transactions	13,063	(523)	13,037	90,192
Net income	54,136	28,255	111,507	226,800
Net income attributable to noncontrolling interests	(118)	(140)	(226)	(641)
Net income available to common stockholders	$54,018	$28,115	$111,281	$226,159

Net income per common share — basic	$0.36	$0.19	$0.75	$1.53
Net income per common share — diluted	$0.36	$0.19	$0.75	$1.52
Weighted average shares — basic	148,688	148,566	148,659	148,181
Weighted average shares — diluted	148,772	148,606	148,743	148,586

Cousins Properties	7	Q3 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
Property Statistics
Consolidated Operating Properties	34	32	32	32	33	33	33	32	32	32
Consolidated Rentable Square Feet (in thousands)	19,599	18,249	18,249	18,245	18,897	18,897	19,145	18,122	17,899	17,899
Unconsolidated Operating Properties	4	3	3	3	3	3	3	4	3	3
Unconsolidated Rentable Square Feet (in thousands)	2,168	1,107	1,107	1,107	1,107	1,107	1,107	1,460	1,179	1,179
Total Operating Properties	38	35	35	35	36	36	36	36	35	35
Total Rentable Square Feet (in thousands)	21,767	19,356	19,356	19,352	20,004	20,004	20,252	19,582	19,078	19,078

Office Leasing Activity (1)
Net Leased during the Period (square feet, in thousands)	3,074	476	303	255	387	1,421	271	484	597	1,353
Net Rent (per square foot)	$30.43	$34.88	$33.54	$26.63	$31.54	$32.20	$31.12	$32.38	$34.73	$33.16
Net Free Rent (per square foot)	(0.63)	(1.92)	(0.92)	(1.23)	(1.16)	(1.38)	(1.70)	(1.33)	(1.59)	(1.52)
Leasing Commissions (per square foot)	(2.29)	(2.68)	(3.02)	(2.37)	(2.20)	(2.57)	(2.26)	(2.70)	(3.05)	(2.77)
Tenant Improvements (per square foot)	(3.69)	(5.27)	(4.17)	(1.57)	(2.99)	(3.75)	(3.63)	(4.58)	(6.03)	(5.03)
Leasing Costs (per square foot)	(6.61)	(9.87)	(8.11)	(5.17)	(6.35)	(7.70)	(7.59)	(8.61)	(10.67)	(9.32)
Net Effective Rent (per square foot)	$23.82	$25.01	$25.43	$21.46	$25.19	$24.50	$23.53	$23.77	$24.06	$23.84
Change in Second Generation Net Rent	21.3%	26.9%	31.8%	24.7%	24.7%	27.2%	21.5%	21.7%	31.6%	26.0%
Change in Cash-Basis Second Generation Net Rent	7.7%	14.3%	20.6%	8.9%	8.9%	13.1%	10.5%	12.9%	23.1%	16.8%

Same Property Information (2)
Percent Leased (period end)	94.6%	94.8%	94.4%	93.6%	92.7%	92.7%	89.9%	90.7%	90.7%	90.7%
Weighted Average Occupancy	91.8%	91.4%	91.5%	91.9%	92.4%	91.8%	89.3%	90.7%	89.0%	90.3%
Change in Net Operating Income ("NOI") (over prior year period)	2.6%	3.2%	(2.4)%	(0.4)%	(2.3)%	(0.5)%	(4.1)%	1.4%	(1.4)%	(0.6)%
Change in Cash-Basis NOI (over prior year period)	4.8%	11.4%	(1.6)%	(3.0)%	(3.3)%	0.7%	(2.7)%	7.1%	3.6%	3.5%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$565,600	$565,600	$565,600	$566,400	$449,400	$449,400	$363,000	$492,200	$662,500	$662,500
Estimated Project Costs/Total Undepreciated Assets	6.9%	7.1%	7.0%	7.0%	5.4%	5.4%	4.3%	6.1%	8.1%	8.1%

Market Capitalization (4)
Common Stock Price (period end)	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35	$36.78	$37.29	$37.29
Common Stock/Units Outstanding (period end, in thousands)	148,506	148,565	148,593	148,589	148,589	148,589	148,679	148,713	148,713	148,713
Equity Market Capitalization (in thousands)	$6,118,447	$4,348,498	$4,432,529	$4,248,160	$4,977,732	$4,977,732	$5,255,803	$5,469,664	$5,545,508	$5,545,508
Debt (in thousands)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,206,306	2,206,306
Total Market Capitalization (in thousands)	$8,423,941	$6,385,453	$6,470,800	$6,290,321	$7,255,491	$7,255,491	$7,614,663	$7,665,317	$7,751,814	$7,751,814

Continued on next page

Cousins Properties	8	Q3 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
Credit Ratios (4)
Net Debt/Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%	28.4%	28.1%	28.1%
Net Debt/Total Undepreciated Assets	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%	26.9%	26.7%	26.7%
Net Debt/Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87	4.55	4.54	4.54
Fixed Charges Coverage (Adjusted EBITDAre)	5.95	6.28	6.04	5.95	5.74	6.00	5.42	5.43	5.43	5.43

Dividend Information (4)
Common Dividend per Share	$1.16	$0.30	$0.30	$0.30	$0.30	$1.20	$0.31	$0.31	$0.31	$0.93
Funds From Operations (FFO) Payout Ratio	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%	45.2%	45.1%	45.0%	45.1%
Funds Available for Distribution (FAD) Payout Ratio	66.8%	59.0%	75.1%	64.8%	76.0%	67.9%	57.8%	64.6%	66.6%	62.8%

Operations Ratio (4)
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%	0.32%	0.36%	0.39%	0.39%

Additional Information
In-Place Gross Rent (per square foot) (5)	$37.44	$39.29	$39.48	$39.72	$40.26	$40.26	$40.71	$42.00	$42.87	$42.87
Straight Line Rental Revenue (in thousands) (4)	$29,391	$9,859	$11,137	$12,935	$8,284	$42,215	$7,739	$5,625	$6,852	$20,216
Above and Below Market Rents Amortization, Net (in thousands) (4)	$9,472	$2,590	$2,519	$2,449	$2,503	$10,061	$2,388	$2,069	$1,989	$6,446
Second Generation Capital Expenditures (in thousands) (4)	$90,704	$23,817	$25,724	$17,718	$30,524	$97,783	$12,093	$23,118	$24,880	$60,091

(1)	See Office Leasing Activity on page 19 for additional detail and explanations.
(2)
Same Property Information is derived from the pool of same office properties as existed in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(3)	The Company's share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5)	In-place gross rent equals the annualized cash-basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q3 2021 Supplemental Information

KEY PERFORMANCE METRICS

Total Rentable Square Feet             Equity Market Capitalization           Net Debt / Annualized Adjusted EBITDAre

Same Property NOI Change         Second Generation Net Rent Change      Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets

(1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q3 2021 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
NOI	$431,790	$127,782	$117,132	$120,016	$121,104	$486,034	$123,124	$122,705	$124,148	$369,977
Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—	—	(64)	(64)
Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530	4,803	3,094	12,427
Other Income	7,861	2,994	726	406	199	4,325	298	897	2,013	3,208
Reimbursed Expenses	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)	(398)	(383)	(1,149)
General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)	(7,313)	(7,969)	(22,015)
Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)	(17,519)	(17,513)	(52,755)
Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)	(967)	(764)	(2,741)
Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)	(157)	(156)	(471)
FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960	$102,051	$102,406	$306,417
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725	148,740	148,772	148,743
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69	$0.69	$0.69	$2.06

(1) See pages 31 and 34 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q3 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
NOI
Consolidated Properties
The Domain (2)	$19,945	$9,068	$9,899	$11,053	$12,986	$43,006	$14,118	$15,019	$15,989	$45,126
Spring & 8th (2)	29,369	7,351	7,255	7,340	7,286	29,232	7,367	7,320	7,367	22,054
Corporate Center (2)	26,484	6,157	5,928	6,113	7,199	25,397	7,371	7,157	7,326	21,854
Terminus (2) (3)	7,330	6,949	6,899	7,227	6,620	27,695	7,192	6,461	6,390	20,043
Northpark (2)	25,272	6,916	6,983	7,087	6,682	27,668	6,760	6,588	6,562	19,910
Hayden Ferry (2)	23,938	6,321	5,676	6,069	6,280	24,346	6,221	6,079	6,128	18,428
Fifth Third Center	17,993	4,573	4,791	4,643	4,347	18,354	4,782	4,963	4,437	14,182
One Eleven Congress	17,379	4,396	4,496	4,565	4,573	18,030	4,564	4,466	5,042	14,072
BriarLake Plaza (2)	10,217	4,681	4,367	4,359	4,697	18,104	4,483	4,530	4,913	13,926
The Terrace (2)	8,311	3,988	3,998	4,003	4,152	16,141	4,341	4,213	4,132	12,686
Promenade	18,359	4,506	3,950	4,256	4,101	16,813	4,060	4,116	4,156	12,332
San Jacinto Center	14,593	3,617	4,290	3,745	3,314	14,966	3,750	3,912	3,871	11,533
3344 Peachtree	13,303	5,267	2,966	3,352	3,498	15,083	3,549	3,690	3,874	11,113
Avalon (2)	7,408	1,821	2,587	3,065	3,526	10,999	3,714	3,993	3,283	10,990
The RailYard	—	—	—	—	929	929	3,175	3,112	3,172	9,459
Colorado Tower	13,991	3,350	3,303	3,055	2,640	12,348	2,382	3,253	3,563	9,198
Buckhead Plaza (2)	15,079	3,617	2,783	2,984	2,894	12,278	2,509	2,980	3,207	8,696
NASCAR Plaza	10,300	2,750	2,655	2,845	2,470	10,720	2,687	2,626	2,684	7,997
816 Congress	11,847	2,636	2,754	2,645	2,587	10,622	2,456	2,348	2,340	7,144
Legacy Union One	5,157	2,400	2,396	2,390	2,399	9,585	2,363	2,371	2,367	7,101
1200 Peachtree	7,691	2,332	2,318	2,371	2,319	9,340	2,286	2,278	2,242	6,806
3350 Peachtree	8,957	2,450	2,849	2,162	2,190	9,651	2,280	2,255	609	5,144
Tempe Gateway	7,750	2,084	1,835	1,827	1,770	7,516	1,417	1,452	1,734	4,603
111 West Rio	5,559	1,388	1,411	1,309	1,389	5,497	1,387	1,397	1,437	4,221
3348 Peachtree	6,167	1,502	1,309	1,308	1,341	5,460	1,262	1,258	1,344	3,864
Domain Point (2)	3,058	1,187	1,435	1,482	1,640	5,744	1,265	1,243	1,168	3,676
The Pointe	5,089	1,192	1,230	1,254	1,076	4,752	1,199	1,043	1,267	3,509
5950 Sherry Lane	2,316	1,239	1,184	1,298	1,280	5,001	1,188	1,200	1,057	3,445
725 Ponce	—	—	—	—	—	—	—	—	3,132	3,132
Meridian Mark Plaza	4,370	1,067	846	1,129	1,117	4,159	1,018	1,040	1,022	3,080
Research Park V	4,087	1,029	1,029	1,055	1,012	4,125	1,038	985	1,055	3,078
Harborview Plaza	2,013	795	840	863	793	3,291	831	720	841	2,392
Other (5)	46,045	15,118	8,677	8,954	7,597	40,346	5,355	3,200	675	9,230
Subtotal - Consolidated	399,377	121,747	112,939	115,808	116,704	467,198	118,370	117,268	118,386	354,024
Continued on next page

Cousins Properties	12	Q3 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
Unconsolidated Properties (6)
Carolina Square (2)	4,367	1,255	1,210	1,163	1,312	4,940	1,315	1,517	1,192	4,024
Emory University Hospital Midtown	4,239	1,078	962	1,080	1,090	4,210	1,048	1,094	1,092	3,234
120 West Trinity (2)	(48)	(60)	(13)	28	(4)	(49)	151	204	231	586
Terminus (2) (3)	10,548	—	—	—	—	—	—	—	—	—
Other (7)	13,307	3,762	2,034	1,937	2,002	9,735	2,240	2,622	3,247	8,109
Subtotal - Unconsolidated	32,413	6,035	4,193	4,208	4,400	18,836	4,754	5,437	5,762	15,953
Total Net Operating Income (1)	431,790	127,782	117,132	120,016	121,104	486,034	123,124	122,705	124,148	369,977

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	18,182	—	—	—	—	—	—	—	(64)	(64)
Unconsolidated (6)	—	1,335	—	—	(723)	612	—	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—	—	(64)	(64)

Fee Income
Development Fees	22,058	3,835	3,846	3,804	3,849	15,334	3,900	4,173	2,476	10,549
Management Fees (8)	5,717	762	843	546	605	2,756	579	616	594	1,789
Leasing & Other Fees	743	135	—	1	—	136	51	14	24	89
Total Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530	4,803	3,094	12,427

Other Income
Termination Fees	7,227	2,844	539	372	79	3,834	42	782	1,775	2,599
Termination Fees - Unconsolidated (6)	16	1	2	5	1	9	—	7	74	81
Interest and Other Income	246	37	126	6	62	231	213	68	123	404
Interest and Other Income - Unconsolidated (6)	372	112	59	23	57	251	43	40	41	124
Total Other Income	7,861	2,994	726	406	199	4,325	298	897	2,013	3,208

Total Fee and Other Income	36,379	7,726	5,415	4,757	4,653	22,551	4,828	5,700	5,107	15,635

Reimbursed Expenses (8)	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)	(398)	(383)	(1,149)

General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)	(7,313)	(7,969)	(22,015)

Interest Expense
Consolidated Interest Expense
2019 Senior Notes, Unsecured ($275M)	(5,853)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(2,743)	(8,231)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,489)	(2,490)	(2,490)	(2,489)	(9,958)	(2,490)	(2,489)	(2,490)	(7,469)
2019 Senior Notes, Unsecured ($250M)	(5,207)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(2,441)	(7,323)
Terminus (2) (3)	(1,540)	(1,526)	(1,511)	(1,497)	(1,482)	(6,016)	(1,468)	(1,452)	(1,437)	(4,357)
Credit Facility, Unsecured	(7,325)	(3,081)	(773)	(827)	(1,087)	(5,768)	(1,710)	(1,299)	(1,114)	(4,123)
2019 Senior Notes, Unsecured ($125M)	(2,554)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)	(1,197)	(1,198)	(1,197)	(3,592)
Fifth Third Center	(4,846)	(1,194)	(1,188)	(1,181)	(1,174)	(4,737)	(1,168)	(1,159)	(1,152)	(3,479)
Term Loan, Unsecured	(9,194)	(1,891)	(1,190)	(994)	(981)	(5,056)	(948)	(950)	(1,214)	(3,112)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(3,109)
Colorado Tower	(4,173)	(1,030)	(1,026)	(1,020)	(1,015)	(4,091)	(1,009)	(1,005)	(998)	(3,012)
Promenade	(4,224)	(1,034)	(1,025)	(1,016)	(1,006)	(4,081)	(997)	(988)	(979)	(2,964)
Legacy Union One	(1,169)	(528)	(527)	(536)	(536)	(2,127)	(520)	(528)	(535)	(1,583)
Continued on next page

Cousins Properties	13	Q3 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021
Domain 10 (9)	(3,111)	(768)	(763)	(760)	(755)	(3,046)	(751)	(748)	(800)	(2,299)
Other (10)	(1,883)	(254)	(40)	(41)	(41)	(376)	(41)	(37)	(44)	(122)
Capitalized (11)	11,219	5,309	3,959	2,722	2,334	14,324	1,312	1,419	1,471	4,202
Subtotal - Consolidated Interest Expense	(53,963)	(15,904)	(13,993)	(15,058)	(15,650)	(60,605)	(17,208)	(16,656)	(16,709)	(50,573)

Unconsolidated Interest Expense (6)
Emory University Hospital Midtown	(1,229)	(303)	(301)	(301)	(297)	(1,202)	(296)	(293)	(291)	(880)
Carolina Square (2)	(1,605)	(347)	(249)	(138)	(135)	(869)	(134)	(416)	(328)	(878)
300 Colorado	—	—	—	—	—	—	(85)	(154)	(185)	(424)
Terminus (2) (3)	(2,904)	—	—	—	—	—	—	—	—	—
Subtotal - Unconsolidated Interest Expense	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)	(863)	(804)	(2,182)

Total Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)	(17,519)	(17,513)	(52,755)

Other Expenses
Property Taxes and Other Holding Costs	(1,075)	(356)	(380)	(353)	(74)	(1,163)	(345)	(164)	(215)	(724)
Partners' Share of FFO in Consolidated Joint Ventures	(833)	(213)	(342)	(343)	(365)	(1,263)	(407)	(129)	(339)	(875)
Severance	(154)	(51)	(17)	—	(1)	(69)	(308)	(19)	—	(327)
Predevelopment & Other Costs	(402)	(153)	(255)	(417)	(224)	(1,049)	50	(655)	(210)	(815)
Income Tax Expense	298	(50)	50	—	—	—	—	—	—	—
Transaction Costs	(52,881)	(365)	(63)	—	—	(428)	—	—	—	—
Total Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)	(967)	(764)	(2,741)

Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)	(157)	(156)	(471)

FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960	$102,051	$102,406	$306,417
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725	148,740	148,772	148,743
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69	$0.69	$0.69	$2.06

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Prior period amounts adjusted to exclude College Street Garage, which was not included in the July 2021 sale of One South at the Plaza. See note 5.
(5) Primarily represents properties sold prior to September 30, 2021, see page 24. Also, includes College Street Garage.
      (6) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(7) Primarily represents properties sold prior to September 30, 2021, see page 24. Also includes 300 Colorado, which is in the final stages of development and not yet stabilized.
      (8) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.
      (9) In June 2021, we executed a collateral swap for the mortgage previously secured by the Company's 816 Congress property. The mortgage is now secured by the Company's Domain 10 property. Terms of the mortgage were unchanged.
(10) Represents interest on loans repaid prior to September 30, 2021.
(11) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development projects and equity in unconsolidated development projects.

Cousins Properties	14	Q3 2021 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total NOI (2)	Property Level Debt ($000) (3)
				3Q21	2Q21	3Q21	2Q21

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.5%	$—
Northpark (4)	1,539,000	Consolidated	100%	86.8%	86.5%	86.1%	86.7%	5.6%	—
Terminus (4)	1,226,000	Consolidated	100%	92.0%	87.9%	79.6%	79.6%	5.4%	189,467
Promenade	777,000	Consolidated	100%	77.6%	90.7%	88.9%	89.0%	3.5%	89,896
3344 Peachtree	484,000	Consolidated	100%	97.7%	95.3%	95.3%	95.3%	3.3%	—
Avalon (5)	480,000	Consolidated	90%	86.0%	86.0%	86.0%	86.0%	2.8%	—
Buckhead Plaza (4)	666,000	Consolidated	100%	81.7%	80.7%	75.3%	72.5%	2.6%	—
725 Ponce (6)	372,000	Consolidated	100%	100.0%	NA	98.4%	NA	2.6%	—
1200 Peachtree	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.9%	—
3348 Peachtree	258,000	Consolidated	100%	90.1%	90.1%	89.8%	89.7%	1.1%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	98.2%	97.3%	97.1%	97.6%	0.9%	32,483
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	—
3350 Peachtree	413,000	Consolidated	100%	52.6%	45.5%	45.5%	94.8%	0.5%	—
120 West Trinity Office (6)	43,000	Unconsolidated	20%	90.4%	90.4%	83.9%	77.3%	0.1%	—
ATLANTA	7,911,000			88.3%	87.7%	86.1%	88.2%	37.7%	311,846

The Domain (5)	1,899,000	Consolidated	100%	100.0%	100.0%	97.9%	100.0%	11.1%	75,905
One Eleven Congress	519,000	Consolidated	100%	93.7%	94.9%	93.9%	94.9%	4.3%	—
The Terrace (4)	619,000	Consolidated	100%	89.8%	92.4%	88.0%	88.1%	3.5%	—
San Jacinto Center	399,000	Consolidated	100%	93.5%	93.9%	93.5%	93.9%	3.3%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	97.2%	92.6%	3.0%	112,313
816 Congress	435,000	Consolidated	100%	77.8%	76.7%	75.7%	76.0%	2.0%	—
Domain Point (4)	240,000	Consolidated	96.5%	96.5%	83.3%	77.7%	74.9%	1.0%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,657,000			95.0%	94.4%	92.6%	92.7%	29.1%	188,218

Fifth Third Center	692,000	Consolidated	100%	94.4%	94.4%	94.4%	98.0%	3.7%	134,197
The RailYard (6)	329,000	Consolidated	100%	97.3%	96.8%	96.8%	96.8%	2.7%	—
NASCAR Plaza	394,000	Consolidated	100%	97.9%	97.8%	97.7%	97.8%	2.3%	—
CHARLOTTE	1,415,000			96.1%	95.9%	95.9%	97.7%	8.7%	134,197

Corporate Center (4)	1,227,000	Consolidated	100%	96.1%	97.0%	96.6%	97.0%	6.2%	—
The Pointe	253,000	Consolidated	100%	90.9%	89.6%	87.4%	90.1%	1.1%	—
Harborview Plaza	205,000	Consolidated	100%	78.7%	77.5%	77.5%	76.7%	0.7%	—
TAMPA	1,685,000			93.2%	93.5%	92.9%	93.5%	8.0%	—

Hayden Ferry (4)	792,000	Consolidated	100%	94.6%	93.7%	94.2%	95.7%	5.2%	—
Tempe Gateway	264,000	Consolidated	100%	78.1%	78.1%	78.1%	78.1%	1.5%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	—
PHOENIX	1,281,000			92.2%	91.6%	91.9%	92.9%	7.9%	—

Continued on next page

Cousins Properties	15	Q3 2021 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total NOI (2)	Property Level Debt ($000) (3)
				3Q21	2Q21	3Q21	2Q21

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.1%	66,898
5950 Sherry Lane	197,000	Consolidated	100%	79.3%	84.9%	82.1%	85.1%	0.8%	—
DALLAS	516,000			92.1%	94.2%	93.2%	94.3%	2.9%	66,898

BriarLake Plaza - Houston (4)	835,000	Consolidated	100%	84.9%	84.9%	84.9%	84.9%	4.2%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	94.5%	94.5%	94.5%	0.4%	22,495
OTHER OFFICE	993,000			85.7%	85.7%	85.7%	85.7%	4.6%	22,495

TOTAL OFFICE	18,458,000			91.3%	91.0%	89.8%	91.0%	98.9%	$723,654

Other Properties
Carolina Square Apartment - Chapel Hill (246 units) (6)	266,000	Unconsolidated	50%	98.4%	96.7%	93.0%	92.4%	0.5%	37,872
Carolina Square Retail - Chapel Hill (6)	44,000	Unconsolidated	50%	87.1%	87.1%	87.1%	87.1%	0.1%	6,265
College Street Garage - Charlotte (6)	NA	Consolidated	100%	NA	NA	NA	NA	0.3%	—
120 West Trinity Apartment - Atlanta (330 units) (6)	310,000	Unconsolidated	20%	98.8%	97.9%	95.6%	85.9%	0.2%	—

TOTAL OTHER	620,000			97.4%	96.1%	93.1%	90.0%	1.1%	$44,137

TOTAL	19,078,000			91.4%	91.0%	89.8%	91.0%	100.0%	$767,791

(1)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income from stabilized properties for the three months ended September 30, 2021.
(3)	The Company's share of property-specific mortgage debt, including premiums and net of unamortized loan costs, as of September 30, 2021.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Contains two or more buildings that are grouped together for reporting purposes, some of which are not included in Same Property as of September 30, 2021.
(6)	Not included in Same Property as of September 30, 2021.

Cousins Properties	16	Q3 2021 Supplemental Information

PORTFOLIO STATISTICS

Third Quarter 2021 Portfolio NOI by Market

Dallas
2.9%
Charlotte
9.0%
Phoenix
7.9%
Chapel Hill
1.0%
Atlanta
37.9%
Austin
29.1%
Houston
4.2%
Tampa
8.0%

Cousins Properties	17	Q3 2021 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended September 30,
	2021	2020	% Change
Rental Property Revenues (2)	$160,041	$160,482	(0.3)%
Rental Property Operating Expenses (2)	57,221	56,193	1.8%
Same Property Net Operating Income	$102,820	$104,289	(1.4)%

Cash-Basis Rental Property Revenues (3)	$153,483	$149,111	2.9%
Cash-Basis Rental Property Operating Expenses (4)	57,069	56,034	1.8%
Cash-Basis Same Property Net Operating Income	$96,414	$93,077	3.6%

End of Period Leased	90.7%	92.8%
Weighted Average Occupancy	89.0%	91.4%

	Nine Months Ended September 30,
	2021	2020	% Change
Rental Property Revenues (2)	$481,262	$478,570	0.6%
Rental Property Operating Expenses (2)(5)	171,528	167,070	2.7%
Same Property Net Operating Income	$309,734	$311,500	(0.6)%

Cash-Basis Rental Property Revenues (3)	$461,667	$447,263	3.2%
Cash-Basis Rental Property Operating Expenses (4)(5)	171,073	166,578	2.7%
Cash-Basis Same Property Net Operating Income	$290,594	$280,685	3.5%

Weighted Average Occupancy	90.3%	91.0%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.
(5)	Same Property Rental Property Operating Expenses and Cash-Basis Same Property Rental Property Operating Expenses for the nine months ended September 30, 2020 have been adjusted to remove a $1.8 million one-time credit for construction-related legal expenses that were recovered through settlement during the three months ended March 31, 2020.

Cousins Properties	18	Q3 2021 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased square feet (1)				769,450				1,769,494
Less exclusions (2)				(172,019)				(416,601)
Net leased square feet	416,369	94,367	86,695	597,431	731,997	409,042	211,854	1,352,893
Number of transactions	22	12	9	43	51	43	18	112
Lease term in years (3)	8.4	6.2	5.6	7.7	7.8	5.2	6.1	6.8

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$36.91	$29.02	$30.47	$34.73	$35.53	$30.38	$30.38	$33.16
Net free rent	(1.62)	(1.76)	(1.23)	(1.59)	(1.45)	(1.38)	(1.99)	(1.52)
Leasing commissions	(3.32)	(2.56)	(2.27)	(3.05)	(3.13)	(2.31)	(2.40)	(2.77)
Tenant improvements	(6.83)	(2.29)	(6.28)	(6.03)	(6.02)	(2.65)	(6.20)	(5.03)
Total leasing costs	(11.77)	(6.61)	(9.78)	(10.67)	(10.60)	(6.34)	(10.59)	(9.32)
Net effective rent	$25.14	$22.41	$20.69	$24.06	$24.93	$24.04	$19.79	$23.84

Second generation leased square footage (5)				451,186				1,030,835
Increase in straight-line basis second generation net rent per square foot (6)				31.6%				26.0%
Increase in cash-basis second generation net rent per square foot (7)				23.1%				16.8%

(1)	Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing.
(2)	Adjusted for leases one year or less, leases for retail, amenity, storage, percentage rent, intercompany space, and rent deferrals/extension agreements related to the COVID-19 pandemic.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q3 2021 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($000's) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2021	575,156	3.8%	$18,617	2.3%	$29.51
2022	1,087,795	6.7%	45,891	5.7%	41.09
2023	1,483,683	8.9%	65,853	8.1%	44.38
2024	1,130,178	6.9%	50,146	6.2%	43.57
2025	1,983,864	11.8%	90,257	11.1%	45.49
2026	1,494,079	8.9%	72,192	8.9%	48.22
2027	1,628,436	9.8%	72,052	8.9%	43.98
2028	1,202,711	7.4%	61,750	7.6%	50.05
2029	1,381,983	8.3%	68,603	8.5%	49.31
2030 & Thereafter	4,595,108	27.5%	264,607	32.7%	56.94

Total	16,562,993	100.0%	$809,968	100.0%	$48.29

(1) Company's share of leases expiring after September 30, 2021. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q3 2021 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($000's) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,790	5.2%	11.9
2	Amazon	4	3	667,794	32,580	4.8%	7.3
3	Facebook, Inc.	1	1	422,252	22,477	3.4%	8.4
4	Expedia, Inc.	1	1	430,547	22,071	3.2%	7.0
5	Bank of America	2	2	344,601	11,741	1.7%	4.2
6	Pioneer Natural Resources Company	2	1	160,730	9,956	1.5%	8.3
7	Apache Corporation	1	1	210,012	9,169	1.3%	3.1
8	Norfolk Southern Corporation	1	1	370,286	9,077	1.3%	0.3
9	Wells Fargo Bank, NA	4	3	198,376	8,752	1.3%	4.3
10	Ovintiv USA Inc. (3)	1	1	318,582	8,069	1.2%	5.8
11	Allstate	2	2	214,380	7,750	1.1%	6.0
12	SVB Financial Group	1	1	188,940	7,624	1.1%	4.3
13	ADP, LLC	1	1	225,000	7,597	1.1%	6.5
14	Regus Equity Business Centers, LLC	6	4	158,740	7,382	1.1%	6.1
15	WeWork Companies Inc.	4	2	169,050	7,369	1.1%	12.0
16	McGuirewoods LLP	3	3	197,282	7,061	1.0%	5.0
17	Westrock Shared Services, LLC	1	1	205,185	6,992	1.0%	8.6
18	Workrise Technologies, Inc.	1	1	93,210	6,578	1.0%	6.8
19	BlackRock, Inc.	1	1	131,656	6,294	0.9%	14.7
20	Samsung Engineering America	1	1	133,860	6,194	0.9%	5.2
	Total			5,602,573	$240,523	35.2%	7.0

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2021. If the tenant is in a free rent period as of September 30, 2021, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with the Company.
Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q3 2021 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Professional Services 16.0%
Financial 15.2%
Legal 9.7%
Consumer Goods & Services 7.1%
Energy 5.4%
Health Care 5.1%
Real Estate 4.5%
Other 3.9%
Insurance 3.5%
Marketing/Media/Creative 2.3%
Construction/Design 2.1%
Transportation 1.5%
Government 0.7%
Technology 23.0%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.

Cousins Properties	22	Q3 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	$300,200
2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

					8,321,000	$849,100
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	$96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	336,000

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

					2,967,000	$1,041,000

(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the Company and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.

Cousins Properties	23	Q3 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	$137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place (2)	Office	Charlotte	50%	3Q	281,000	60,800

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando-Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (3)	Office	Miami	20%	4Q	343,000	33,900

					7,771,000	$1,609,800

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its interest in the joint venture to its partner.
(3) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.

Cousins Properties	24	Q3 2021 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost(1)(2) ($ in thousands)	Company's Share of Estimated Project Cost(2) ($ in thousands)	Project Cost Incurred to Date(2) ($ in thousands)	Company's Share of Project Cost Incurred to Date(2) ($ in thousands)	Percent Leased	Initial Revenue Recognition(3)	Estimated Stabilization(4)

300 Colorado (5)	Office	Austin	50%	4Q18	369,000	$193,000	$96,500	$168,710	$84,355	88%	1Q21	1Q22
100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	102,888	92,599	48%	1Q22	1Q23
Neuhoff (6)	Mixed	Nashville	50%	3Q21		563,000	281,300	83,645	41,823
Commercial					447,000					—%	2Q23	2Q24
Apartments					542					—%	2Q24	2Q25

Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	27,253	27,253	—%	2Q23	2Q24

Total						$1,056,000	$662,500	$382,496	$246,030

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs are construction costs plus financing costs on 300 Colorado and Neuhoff, which have project-specific debt. The above excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP. They also exclude fair value adjustments for legacy TIER projects that were recorded as a result of the 2019 merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Beginning with initial economic occupancy, until the earlier of the achievement of 90% economic occupancy or one year, interest, taxes, and operating expenses are capitalized on the portion of the building that remains under development.
(5)	The 300 Colorado estimated project cost will be funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.
(6)	The Neuhoff estimated project cost will be funded with a combination of $250.6 million of equity contributed by the joint venture partners, followed by a $312.7 million construction loan.

Cousins Properties	25	Q3 2021 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
901 West Peachtree (1)	Atlanta	100%	Consolidated	1.1
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Victory Center	Dallas	75%	Unconsolidated	3.0
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				49.9	$168,572
					159351
Company's Share				48.1	$159,351

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q3 2021 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2021	2022	2023	2024	2025	Thereafter	Total Principal	Deferred Loan Costs	Above Market Premium	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.05% to 1.65%) (2)	100%	1.13%	8/30/24	$—	$—	$—	$350,000	$—	$—	$350,000	$(2,084)	$—	$347,916
Credit Facility, Unsecured (LIBOR + 1.05% to 1.45%) (3)	100%	1.13%	1/3/23	—	—	34,000	—	—	—	34,000	—	—	34,000
Total Consolidated Floating Rate Debt				—	—	34,000	350,000	—	—	384,000	(2,084)	—	381,916

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(870)	—	274,130
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	250,000	—	250,000	(687)	—	249,313
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(765)	—	249,235
Fifth Third Center	100%	3.37%	10/1/26	857	3,502	3,622	3,746	3,874	118,928	134,529	(331)	—	134,197
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(366)	—	124,634
Terminus 100	100%	5.25%	1/1/23	846	3,497	108,181	—	—	—	112,524	—	3,095	115,619
Colorado Tower	100%	3.45%	9/1/26	636	2,598	2,689	2,783	2,881	101,199	112,786	(473)	—	112,313
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(305)	—	99,695
Promenade	100%	4.27%	10/1/22	900	89,052	—	—	—	—	89,952	(56)	—	89,896
Domain 10 (4)	100%	3.75%	11/1/24	462	1,891	1,963	72,558	—	—	76,874	(969)	—	75,905
Terminus 200	100%	3.79%	1/1/23	454	1,861	70,700	—	—	—	73,015	—	833	73,848
Legacy Union One	100%	4.24%	1/1/23	—	—	66,000	—	—	—	66,000	—	898	66,898
Total Consolidated Fixed Rate Debt				4,155	102,401	253,155	79,087	256,755	970,127	1,665,680	(4,822)	4,826	1,665,683

Total Consolidated Debt				4,155	102,401	287,155	429,087	256,755	970,127	2,049,680	(6,906)	4,826	2,047,599

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.80%)	50%	1.90%	3/18/26	255	1,020	1,020	1,020	1,020	63,015	67,350	(718)	—	66,632
300 Colorado (LIBOR + 2.25%) (5)	50%	2.35%	1/17/22	—	46,272	—	—	—	—	46,272	(146)	—	46,126
Neuhoff (LIBOR + 3.45%) (6)	50%	3.53%	9/30/25	—	—	—	—	16,534	—	16,534	(3,068)	—	13,466
Total Unconsolidated Floating Rate Debt				255	47,292	1,020	1,020	17,554	63,015	130,156	(3,932)	—	126,224
									.
Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	221	903	31,436	—	—	—	32,560	(77)	—	32,483
Total Unconsolidated Fixed Rate Debt				221	903	31,436	—	—	—	32,560	(77)	—	32,483

Total Unconsolidated Debt				476	48,195	32,456	1,020	17,554	63,015	162,716	(4,009)	—	158,707

Total Debt				$4,631	$150,596	$319,611	$430,107	$274,309	$1,033,142	$2,212,396	$(10,915)	$4,826	$2,206,306

Total Maturities (7)				$—	$132,567	$309,932	$420,865	$266,534	$1,027,919	$2,157,817
% of Maturities				—%	6%	14%	20%	12%	48%	100%

Cousins Properties	27	Q3 2021 Supplemental Information

DEBT SCHEDULE (1)

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$514,156	23%	1.31%	2.7
Fixed Rate Debt	1,698,240	77%	3.94%	4.7
Total Debt	$2,212,396	100%	3.33%	4.2

(1)	All amounts are presented at Company share.
(2)
On June 28, 2021, we entered into an Amended and Restated Term Loan Agreement under which we have a $350.0 million unsecured term loan. See footnote 7 of our Quarterly Report on Form 10-Q. The spread over LIBOR under the Term Loan at September 30, 2021 was 1.05%.

(3)
As of September 30, 2021, the company had $34.0 million drawn under the Credit Facility and had the ability to borrow the remaining $966.0 million. The spread over LIBOR under the Credit Facility at September 30, 2021 was 1.05%.

(4)	In June 2021, we executed a collateral substitution for the mortgage previously secured by the Company's 816 Congress property in Austin. The mortgage is now secured by the Company's Domain 10 property in Austin. All other terms of the note were unchanged.
(5)	The Company's share of the total borrowing capacity of the construction loan is $63.0 million.
(6)	The Company's share of the total borrowing capacity of the construction loan is $156.4 million.
(7)	Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	28	Q3 2021 Supplemental Information

DEBT SCHEDULE (1)

Debt Maturity Schedule as of September 30, 2021
$ (in thousands)
500,000
400,000
300,000
200,000
100,000
0
0
132,567
309,932
420,865
266,534
277,919
225,000
250,000
275,000
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	29	Q3 2021 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning Q4 2021, upon which Cousins would receive the office component, and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following the final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to both Partners.	Cousins can trigger a sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon II LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger a sale process beginning Q1 2022, subject to a right of first offer that can be exercised by the non-triggering party.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows.	Cousins or Partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021

FFO and EBITDAre
Net income available to common stockholders	$150,418	$174,943	$23,101	$28,115	$11,119	$237,278	$29,110	$28,153	$54,018	$111,281
Depreciation and amortization of real estate assets:
Consolidated properties	255,349	71,406	72,694	71,345	72,515	287,960	70,712	71,299	71,918	213,929
Share of unconsolidated joint ventures	14,158	2,347	2,106	2,125	2,162	8,740	2,365	2,810	2,917	8,092
Partners' share of real estate depreciation	(521)	(149)	(212)	(209)	(172)	(742)	(211)	(228)	(231)	(670)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(92,578)	(90,916)	201	523	87	(90,105)	17	9	(13,127)	(13,101)
Share of unconsolidated joint ventures	15	(318)	(168)	15	21	(450)	—	3	23	26
Investments in unconsolidated joint ventures	—	(44,894)	232	59	25	(44,578)	(39)	—	(13,121)	(13,160)
Impairment	—	—	—	—	14,829	14,829	—	—	—	—
Non-controlling interest related to unitholders	1,952	302	5	5	3	315	6	5	9	20
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	102,406	306,417
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723	17,519	17,513	52,755
Income Tax Expenses	(298)	50	(50)	—	—	—	—	—	—	—
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158	157	156	471
EBITDAre (1)	389,995	129,532	112,625	117,629	116,825	476,611	119,841	119,727	120,075	359,643
Transaction Costs (2)	52,881	365	63	—	—	428	—	—	—	—
Adjusted EBITDAre (1)	442,876	129,897	112,688	117,629	116,825	477,039	119,841	119,727	120,075	359,643
Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	29,355	5,219	3,404	3,457	3,545	15,625	3,785	4,338	4,835	12,958
Other Properties	3,058	816	789	751	855	3,211	969	1,099	927	2,995
Net Operating Income	32,413	6,035	4,193	4,208	4,400	18,836	4,754	5,437	5,762	15,953
Loss on Sale of Undepreciated Property	—	—	—	—	(598)	(598)	—	—	—	—
Interest Expense	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)	(863)	(804)	(2,182)
Termination Fee Income	16	1	2	5	1	9	—	7	74	81
Other Income	148	68	8	(23)	8	61	29	27	36	92
Funds from Operations - Unconsolidated Joint Ventures	26,839	5,454	3,653	3,751	3,379	16,237	4,268	4,608	5,068	13,944
Gain (Loss) on Sale of Depreciated Investment Properties, net	(15)	318	168	(15)	(21)	450	—	(3)	(23)	(26)
Depreciation and Amortization of Real Estate	(14,158)	(2,347)	(2,106)	(2,125)	(2,162)	(8,740)	(2,365)	(2,810)	(2,917)	(8,092)
Income from Unconsolidated Joint Ventures	12,666	3,425	1,715	1,611	1,196	7,947	1,903	1,795	2,128	5,826
Market Capitalization
Common Stock Price at Period End	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35	$36.78	$37.29	$37.29
Number of Common Stock/Units Outstanding at Period End	148,506	148,565	148,593	148,589	148,589	148,589	148,679	148,713	148,713	148,713
Equity Market Capitalization	6,118,447	4,348,498	4,432,529	4,248,160	4,977,732	4,977,732	5,255,803	5,469,664	5,545,508	5,545,508

Consolidated Debt	2,222,975	1,944,034	1,939,517	1,934,905	2,162,719	2,162,719	2,214,692	2,050,173	2,047,599	2,047,599
Share of Unconsolidated Debt	82,519	92,921	98,754	107,256	115,040	115,040	144,168	145,480	158,707	158,707
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,206,306	2,206,306

Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663	7,665,317	7,751,814	7,751,814
Continued on next page

Cousins Properties	31	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021

Credit Ratios
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,206,306	2,206,306
Less: Cash and Cash Equivalents	(15,603)	(124,632)	(28,255)	(36,872)	(4,290)	(4,290)	(14,576)	(9,792)	(5,532)	(5,532)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(8,634)	(9,516)	(8,826)	(12,098)	(9,419)	(9,419)	(7,518)	(7,598)	(20,492)	(20,492)
Net Debt (1)	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,180,282	2,180,282
Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663	7,665,317	7,751,814	7,751,814
Net Debt / Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%	28.4%	28.1%	28.1%

Total Assets - Consolidated	7,151,447	6,901,934	6,908,448	6,886,596	7,107,398	7,107,398	7,106,182	6,945,970	6,977,364	6,977,364
Accumulated Depreciation - Consolidated	802,807	878,199	954,352	1,028,975	1,090,566	1,090,566	1,164,427	975,658	1,054,847	1,054,847
Undepreciated Assets - Unconsolidated (1)	391,457	290,134	294,987	304,976	304,539	304,539	303,472	302,630	238,455	238,455
Less: Investment in Unconsolidated Joint Ventures	(133,884)	(128,916)	(129,857)	(129,814)	(125,481)	(125,481)	(113,353)	(112,718)	(111,351)	(111,351)
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728	8,111,540	8,159,315	8,159,315
Net Debt (1)	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,180,282	2,180,282
Net Debt / Total Undepreciated Assets (1)	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%	26.9%	26.7%	26.7%

Coverage Ratios (1)
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723	17,519	17,513	52,755
Scheduled Principal Payments	14,726	4,126	4,120	4,282	4,284	16,812	4,370	4,544	4,587	13,501
Fixed Charges	74,427	20,680	18,663	19,779	20,366	79,488	22,093	22,063	22,100	66,256
EBITDAre	389,995	129,532	112,625	117,629	116,825	476,611	119,841	119,727	120,075	359,643
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.24	6.26	6.03	5.95	5.74	6.00	5.42	5.43	5.43	5.43
Adjusted EBITDAre	442,876	129,897	112,688	117,629	116,825	477,039	119,841	119,727	120,075	359,643
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.95	6.28	6.04	5.95	5.74	6.00	5.42	5.43	5.43	5.43

Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,180,282	2,180,282
Annualized EBITDAre (3)	493,632	518,128	450,500	470,516	467,300	467,300	479,364	478,908	480,300	480,300
Net Debt / Annualized EBITDAre	4.62	3.67	4.44	4.24	4.84	4.84	4.87	4.55	4.54	4.54
Annualized Adjusted EBITDAre (3)	501,644	519,588	450,752	470,516	467,300	467,300	479,364	478,908	480,300	480,300
Net Debt / Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87	4.55	4.54	4.54

Dividend Information
Common Dividends	158,174	44,562	44,570	44,570	44,561	178,263	46,135	46,038	46,094	138,267
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	102,406	306,417
FFO Payout Ratio	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%	45.2%	45.1%	45.0%	45.1%
Continued on next page

Cousins Properties	32	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	2021 3rd	YTD 2021

FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	102,406	306,417
Amortization of Deferred Financing Costs	2,630	700	686	691	700	2,777	698	698	834	2,230
Non-Cash Stock-Based Compensation	3,830	1,285	2,199	931	883	5,298	1,667	1,708	1,800	5,175
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158	157	156	471
Lease Inducements	886	233	251	253	281	1,018	1,035	1,032	1,128	3,195
Straight Line Rent Ground Leases	500	126	128	120	116	490	112	112	113	337
Above and Below Market Ground Rent	158	39	40	39	40	158	39	40	39	118
Transaction Costs (2)	52,881	365	63	—	—	428	—	—	—	—
Debt Premium Amortization	(1,130)	(916)	(916)	(916)	(916)	(3,664)	(916)	(916)	(916)	(2,748)
Deferred Income - Tenant Improvements	(5,808)	(1,606)	(1,816)	(1,328)	(2,658)	(7,408)	(2,683)	(2,769)	(2,728)	(8,180)
Above and Below Market Rents, Net	(9,472)	(2,590)	(2,519)	(2,449)	(2,503)	(10,061)	(2,388)	(2,069)	(1,989)	(6,446)
Second Generation Capital Expenditures (CAPEX)	(90,704)	(23,817)	(25,724)	(17,718)	(30,524)	(97,783)	(12,093)	(23,118)	(24,880)	(60,091)
Straight Line Rental Revenue	(29,391)	(9,859)	(11,137)	(12,935)	(8,284)	(42,215)	(7,739)	(5,625)	(6,852)	(20,216)
Loss (Gain) on Sales of Undepreciated Investment Properties	(18,182)	(1,335)	—	—	723	(612)	—	—	64	64
FAD (1)	236,790	75,553	59,387	68,820	58,601	262,361	79,850	71,301	69,175	220,326
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725	148,740	148,772	148,743
FAD per share	$1.82	$0.51	$0.40	$0.46	$0.39	$1.77	$0.54	$0.48	$0.46	$1.48
Common Dividends	158,174	44,562	44,570	44,570	44,561	178,263	46,135	46,038	46,094	138,267
Common Dividends per share	$1.16	$0.30	$0.30	$0.30	$0.30	$1.20	$0.31	$0.31	$0.31	$0.93
FAD Payout Ratio (1)	66.8%	59.0%	75.1%	64.8%	76.0%	67.9%	57.8%	64.6%	66.6%	62.8%

Operations Ratio
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728	8,111,540	8,159,315	8,159,315
General and Administrative Expenses	37,007	5,652	8,543	5,658	7,181	27,034	6,733	7,313	7,968	22,014
Annualized General and Administrative Expenses (3) / Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.34%	0.32%	0.36%	0.39%	0.39%

2nd Generation CAPEX
Second Generation Leasing Related Costs	80,500	19,444	21,394	13,534	23,712	78,084	9,258	17,295	18,231	44,784
Second Generation Building Improvements	10,204	4,373	4,330	4,184	6,812	19,699	2,835	5,823	6,649	15,307
	90,704	23,817	25,724	17,718	30,524	97,783	12,093	23,118	24,880	60,091

(1) Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the
      Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Amounts represent most recent quarter annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended September 30,
	2021			2020
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$54,018	148,688	$0.36	$28,115	148,566	$0.19
Noncontrolling interest related to unitholders	9	25	—	5	25	—
Conversion of stock options	—	—	—	—	3	—
Conversion of unvested restricted stock units	—	59	—	—	12	—

Net Income — Diluted	54,027	148,772	0.36	28,120	148,606	0.19
Depreciation and amortization of real estate assets:
Consolidated properties	71,918	—	0.49	71,345	—	0.48
Share of unconsolidated joint ventures	2,917	—	0.02	2,125	—	0.02
Partners' share of real estate depreciation	(231)	—	—	(209)	—	—
Loss (gain) on sale of depreciated properties:
Consolidated properties	(13,127)	—	(0.09)	523	—	—
Share of unconsolidated joint ventures	23	—	—	15	—	—
Investments in unconsolidated joint ventures	(13,121)	—	(0.09)	59	—	—
Funds From Operations	$102,406	148,772	$0.69	$101,978	148,606	$0.69

Cousins Properties	34	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Nine Months Ended September 30,
	2021			2020
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$111,281	148,659	$0.75	$226,159	148,181	$1.53
Noncontrolling interest related to unitholders	20	25	—	312	388	(0.01)
Conversion of stock options	—	1	—	—	5	—
Conversion of unvested restricted stock units	—	58	—	—	12	—

Net Income — Diluted	111,301	148,743	0.75	226,471	148,586	1.52
Depreciation and amortization of real estate assets:
Consolidated properties	213,929	—	1.44	215,445	—	1.45
Share of unconsolidated joint ventures	8,092	—	0.05	6,578	—	0.05
Partners' share of real estate depreciation	(670)	—	—	(570)	—	—
Loss (gain) on sale of depreciated properties:
Consolidated properties	(13,101)	—	(0.09)	(90,192)	—	(0.61)
Share of unconsolidated joint ventures	26	—	—	(471)	—	—
Investments in unconsolidated joint ventures	(13,160)	—	(0.09)	(44,603)	—	(0.31)
Funds From Operations	$306,417	148,743	$2.06	$312,658	148,586	$2.10

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the Nareit definition, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	35	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Nine Months Ended
Net Operating Income	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net income	$54,136	$28,255	$111,507	$226,800
Net operating income from unconsolidated joint ventures	5,762	4,208	15,953	14,436
Fee income	(3,094)	(4,350)	(12,426)	(13,772)
Termination fee income	(1,775)	(372)	(2,599)	(3,755)
Other income	(123)	(6)	(405)	(169)
Reimbursed expenses	383	373	1,149	1,216
General and administrative expenses	7,968	5,658	22,014	19,853
Interest expense	16,709	15,058	50,573	44,955
Depreciation and amortization	72,073	71,498	214,399	215,980
Transaction costs	—	—	—	428
Other expenses	421	723	1,835	1,841
Income from unconsolidated joint ventures	(2,128)	(1,611)	(5,826)	(6,751)
Loss (gain) on sale of investment in unconsolidated joint ventures	(13,121)	59	(13,160)	(45,940)
Loss (gain) on investment property transactions	(13,063)	523	(13,037)	(90,192)
Net Operating Income	124,148	120,016	369,977	364,930
Less:
Partners' share of NOI from consolidated joint ventures	(455)	(311)	(870)	(535)
Cousins' Share of NOI	$123,693	$119,705	$369,107	$364,395

Net Operating Income	$124,148	$120,016	$369,977	$364,930
Non-cash income	(10,138)	(16,689)	(30,665)	(46,331)
Non-cash expense	151	159	455	492
Cash-Basis Net Operating Income	$114,161	$103,486	$339,767	$410,769

Net Operating Income
Same Property	$102,820	$104,289	$309,734	$311,500
Non-Same Property	21,328	15,727	60,243	51,613
3344 Peachtree Legal Expense Recovery	—	—	—	1,817
	$124,148	$120,016	$369,977	$364,930

Cash-Basis Net Operating Income
Same Property	$96,414	$93,077	$290,594	$280,685
Non-Same Property	17,747	10,409	49,173	128,267
3344 Peachtree Legal Expense Recovery	—	—	—	1,817
	$114,161	$103,486	$339,767	$410,769

Cousins Properties	36	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2021 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2021 PROJECTED FFO

	Full Year 2021 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$136,025	$0.91	$141,977	$0.95
Add: Noncontrolling interest related to unitholders	24	—	24	—

Net Income	136,049	0.91	142,001	0.95
Add: Depreciation and amortization of real estate assets	296,372	1.99	296,372	1.99
Less: Gain on sale of investment properties	(13,037)	(0.09)	(13,037)	(0.09)
Less: Gain on sale of investment in joint ventures	(13,160)	(0.09)	(13,160)	(0.09)
Funds From Operations	$406,224	$2.73	$412,176	$2.77

(1) Calculated based on projected weighted average shares outstanding of 148.8 million.

Cousins Properties	37	Q3 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.

Cousins Properties	38	Q3 2021 Supplemental Information